UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported): May 16, 2013

              Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 560 Lexington Avenue, New York, New York  10022

(Address of principal executive offices, including zip code)

  (212) 351-7300

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2013, Hudson Global, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) to expand its relationship with Sagard Capital Partners, L.P. (“Sagard”). The agreement provides for Dan Friedberg, a representative of Sagard (and the President of Sagard’s general partner), to be a non-voting attendee at meetings of the Board of Directors of the Company (the “Board”) and Board committees, subject to determinations of the Board, the Company’s Chairman or the Company’s Lead Director. During the term of the Letter Agreement and for one year after the termination of the Letter Agreement, Sagard has agreed to keep confidential certain information of the Company. The Letter Agreement terminates on May 16, 2014, unless earlier terminated by Sagard at any time or the Company after March 1, 2014. Based on its most recent filing with the U.S. Securities and Exchange Commission, Sagard beneficially owns 4,650,189 shares, or approximately 14.3%, of the common stock of the Company.

A copy of the Letter Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The description of the Letter Agreement in this report is a summary only and is qualified in its entirety by the terms of the Letter Agreement.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

(10.1)	Letter Agreement, dated May 16, 2013, between Hudson Global, Inc. and Sagard Capital Partners, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: May 16, 2013	By:	/s/ Latham Williams
Latham Williams Senior Vice President, Legal Affairs and Administration, Corporate Secretary

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HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

May 16, 2013

Exhibit

Number

(10.1)	Letter Agreement, dated May 16, 2013, between Hudson Global, Inc. and Sagard Capital Partners, L.P.

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